Exhibit 99.1

WESTCORP

CERTIFICATION OF CEO

In connection with the Annual Report of the Westcorp Employee Stock Ownership and Salary Savings Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned Chief Executive Officer of Westcorp, hereby certifies, to the best of his knowledge and belief and pursuant to 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

The foregoing Certification is incorporated solely for purposes of complying the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

WESTCORP

/s/ ERNEST S. RADY

Ernest S. Rady
Chairman of the Board and
Chief Executive Officer